As filed with the Securities and Exchange Commission on February 26, 2018	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SendGrid, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-0554600
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

1801 California Street, Suite 500

Denver, CO 80202

(Address of principal executive offices) (Zip code)

SendGrid, Inc. 2017 Equity Incentive Plan

SendGrid, Inc. 2017 Employee Stock Purchase Plan

(Full title of the plan)

Sameer Dholakia

Chief Executive Officer

1801 California Street, Suite 500

Denver, CO 80202

(888) 985-7363

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Matthew P. Dubofsky

COOLEY LLP

380 Interlocken Crescent, Suite 900

Broomfield, CO 80021

(720) 566-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share
– Shares reserved for future grant under the 2017 Equity Incentive Plan	2,108,782	(3)	$24.72	$52,129,091.04	$6,490.07
– Shares reserved for future grant under the 2017 Employee Stock Purchase Plan	421,756	(4)	$24.72	$10,425,808.32	$1,298.01
Total	2,530,538		N/A	$62,554,899.36	$7,788.08

(1)                                  Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock, par value $0.001 (the “Common Stock”), that become issuable under the Registrant’s 2017 Equity Incentive Plan (the “2017 Plan”) or 2017 Employee Stock Purchase Plan (the “2017 ESPP”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of outstanding shares of Registrant’s Common Stock.

(2)                                  Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on February 20, 2018.

(3)                                  Represents an automatic increase to the number of shares of Common Stock available for issuance under the 2017 Plan effective January 1, 2018.  Shares available for issuance under the 2017 Plan were previously registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2017 (Registration No. 333-221587).

(4)                                  Represents an automatic increase to the number of shares of Common Stock available for issuance under the 2017 ESPP effective January 1, 2018.  Shares available for issuance under the 2017 ESPP were previously registered on a registration statement on Form S-8 filed with the SEC on November 15, 2017 (Registration No. 333-221587).

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, SendGrid, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “SEC”) to register 2,108,782 additional shares of common stock under the Registrant’s 2017 Equity Incentive Plan and 421,756 additional shares of common stock under the Registrant’s 2017 Employee Stock Purchase Plan pursuant to the provisions of those plans providing for an automatic increase in the number of shares reserved for issuance under such plans.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-8 filed with the SEC on November 15, 2017 (Registration No. 333-221587).

ITEM 8                 EXHIBITS

			Incorporated by Reference
Exhibit Number		Description	Schedule Form	File Number	Exhibit	Filing Date
4.1		Amended and Restated Certificate of Incorporation, as currently in effect.	8-K	000-38275	3.1	November 17, 2017

4.2		Form of Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-221003	3.6	October 18, 2017

4.3		Specimen stock certificate evidencing shares of Common Stock.	S-1	333-221003	4.2	October 30, 2017

5.1	*	Opinion of Cooley LLP.

23.1	*	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	*	Consent of KPMG US LLP, independent registered public accounting firm.

24.1	*	Power of Attorney (included on the signature page of this Form S-8).

99.1		Form of 2017 Equity Incentive Plan.	S-1	333-221003	10.3	October 30, 2017

99.2		Form of Stock Option Grant Notice and Stock Option Grant Agreement under 2017 Equity Incentive Plan.	S-1	333-221003	10.3.1	October 30, 2017

99.3		Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement under 2017 Equity Incentive Plan.	S-1	333-221003	10.3.2	October 30, 2017

99.4		Form of 2017 Employee Stock Purchase Plan	S-1	333-221003	10.4	October 30, 2017

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on February 26, 2018.

SENDGRID, INC.

By:	/s/ Sameer Dholakia
Sameer Dholakia
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sameer Dholakia, Yancey Spruill and Michael Tognetti, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sameer Dholakia	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2018
Sameer Dholakia

/s/ Yancey Spruill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2018
Yancey Spruill

/s/ Byron B. Deeter	Director	February 26, 2018
Byron B. Deeter

/s/ Warren Adelman	Director	February 26, 2018
Warren Adelman

/s/ Ajay Agarwal	Director	February 26, 2018
Ajay Agarwal

/s/ Fred Ball	Director	February 26, 2018
Fred Ball

/s/ Hilary Schneider	Director	February 26, 2018
Hilary Schneider

/s/ Sri Viswanath	Director	February 26, 2018
Sri Viswanath